Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-62044) and to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-137706, 333-46234, 333-81707, 333-57773, 333-50667, 033-72372, 333-82081, 333-29541, and 033-62527) of Flowserve Corporation of our report dated February 27, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Dallas, Texas
February 27, 2008